UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike (US 202), Suite 301 Wilmington, DE		19803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SPRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

The Merger

On March 19, 2021 (the “Signing Date”), Support.com, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greenidge Generation Holdings Inc., a Delaware corporation (“Parent”), and GGH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions described in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of certain funds sponsored and managed by affiliates of Atlas Holdings LLC. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

The closing of the Merger (“Closing”) is subject to approval of the holders of the Company Common Stock (as defined below). The Company’s Board of Directors (the “Board”) has unanimously determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the Company’s stockholders vote to adopt the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of common stock, par value $0.0001, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive an amount of shares of Class A Common Stock, par value $0.0001, of Parent (the “Parent Class A Common Stock”, and together with the Class B Common Stock, par value $0.0001, of Parent (the “Parent Class B Common Stock”) and the Series A Preferred Stock, par value $0.0001, of Parent (the “Parent Preferred Stock”), the “Parent Capital Stock”) equal to (x) 2,998,261 shares of Parent Class A Common Stock (representing approximately 8% of the total number of outstanding shares of Parent Capital Stock prior to the Signing Date and excluding recent issuances of Parent Capital Stock as consideration for the acquisition of Bitcoin mining equipment) divided by (y) the fully diluted amount of outstanding shares of Company Common Stock immediately prior to the Effective Time (based on a customary treasury method share calculation to be determined prior to closing using the 10-day volume weighted average trading price of the Company Common Stock at such time (the “VWAP”)) (the “Exchange Ratio”), (ii) each outstanding stock option of the Company immediately prior to the Effective Time (the “Options”) will accelerate, and the holder of each Option will receive an amount of Parent Class A Common Stock equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock underlying such Option, less a number of shares to be withheld in satisfaction of the aggregate exercise price of such Option (with the value of such shares being calculated using the VWAP) and, unless such holder has elected to satisfy such obligation with cash, such holder’s tax withholding obligations and (iii) each outstanding restricted stock unit of the Company immediately prior to the Effective Time (the “RSUs”) will accelerate, and the holder of each RSU will receive an amount of Parent Class A Common Stock equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock underlying such RSU, less a number of shares to be withheld in satisfaction of such holder’s tax withholding obligations (with the value of such shares being calculated using the VWAP) (unless such holder has elected to satisfy such obligation with cash).

Subject to certain assumptions, it is currently expected that, immediately after the Effective Time and subject to the terms and conditions of the Merger Agreement, (i) the Company’s stockholders and option and RSU holders immediately prior to the Effective Time collectively will be entitled to receive and will own approximately (x) 8% of the outstanding Parent Capital Stock on a pro forma basis (excluding, among other things, the Purchaser Fee (as defined below), recent issuances as consideration for Bitcoin mining equipment, the management option plan, stock options of Parent to be issued to its financial advisor and any other issuance of Parent Capital Stock prior to Closing, as permitted by the terms of the Merger Agreement (collectively, the “Parent Issuances”)) and (y) 7.1% of the outstanding Parent Capital Stock on a pro forma basis (including the Purchaser Fee, recent issuances as consideration for Bitcoin mining equipment, the issuance of all shares reserved under the management option plan and stock options of Parent to be issued to its financial advisor, but excluding any other issuance of Parent Capital Stock prior to Closing, as permitted by the terms of the Merger Agreement) and (ii) Parent’s stockholders immediately prior to the Effective Time will own approximately 92% of the outstanding Parent Capital Stock on a pro forma basis (excluding, among other things, any Parent Issuances).

The Parent Class A Common Stock will have the same economic terms as the Parent Class B Common Stock, but the shares of Parent Class A Common Stock will have one vote per share in any matters on which Parent shareholders are entitled to vote generally and the shares of Class B Common Stock will have ten votes per share in any matters on which Parent shareholders are entitled to vote generally. As of the date hereof, the outstanding Parent Capital Stock consists of Parent Class B Common Stock and Parent Preferred Stock. Each share of Parent Preferred Stock will be converted into shares of Parent Class B Common Stock upon the occurrence of certain events described in Parent’s amended and restated certificate of incorporation, including at the election of the holder of such shares of Parent Preferred Stock and upon the effectiveness of a registration statement registering such shares of Parent Preferred Stock. Shares of Parent Class B Common Stock will automatically convert to Parent Class A Common Stock upon the occurrence of certain events described in the Company’s amended and restated certificate of incorporation, including, but not limited to, any sale of such shares of Company Class B Common Stock or upon the fifth anniversary of registration of the Company Class A Common Stock.

Conditions to the Merger and Closing

The Closing is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting (as defined below) (the “Company Stockholder Approval”), (ii) the accuracy of the parties’ respective representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, subject to certain materiality qualifications, (iv) no Company Material Adverse Effect or Pubco Material Adverse Effect (in each case, as defined in the Merger Agreement) having occurred since the Signing Date, (v) no law or order enjoining or making illegal the consummation of the Merger being in effect, (vi) the receipt of all approvals and consents from any applicable governmental authority that are necessary for the consummation of the Merger, and the other transactions contemplated by the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), (vii) the effectiveness of the S-4 Registration Statement (as defined below) (the “Registration”), and no stop order suspending such effectiveness being in effect, or proceedings for purposes of suspending such effectiveness being initiated or threatened by the U.S. Securities and Exchange Commission (“SEC”), (viii) the listing of the shares of Parent Class A Common Stock issued in connection with the Merger (the “Issued Class A Stock”) on the Nasdaq Global Select Market or Nasdaq Capital Market (the “Listing”) and (ix) the Pubco Closing Cash Amount (as defined in the Merger Agreement) equaling or exceeding $28,000,000.

Form S-4 Registration Statement

In connection with the Merger, Parent will prepare and file with the SEC a registration statement on Form S-4 (the “S-4 Registration Statement”) to register the Issued Class A Stock. Subject to the terms and conditions of the Merger Agreement, (x) the S-4 Registration Statement will contain a proxy statement/prospectus to be mailed to Company stockholders and (y) at a special meeting of such stockholders (including any adjournments or postponements thereof, the “Special Meeting”), the Company will seek stockholder approval with respect to certain actions, including (i) the approval of the Merger and the adoption and approval of the Merger Agreement, (ii) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes in favor to approve and adopt the foregoing proposal (i), and (iii) the approval of any other proposal reasonably agreed by the Company and Parent to be necessary or appropriate in connection with the transactions contemplated by the Merger Agreement.

No Shop

The Company is subject to customary “no-shop” restrictions on its ability to solicit, initiate or knowingly encourage third party proposals relating to alternative transactions or to provide information to, or engage in discussions with, a third party in relation to an alternative transaction, and the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement (the “Recommendation”), in each case, subject to certain exceptions to permit the Board to comply with its fiduciary duties. Notwithstanding such restrictions, prior to receipt of the Company Stockholder Approval, the Board may (i) withhold, amend, withdraw or modify its Recommendation if, in connection with (A) an alternative proposal that did not result from a material breach of the “no-shop” restrictions and which constitutes a Superior Offer (as defined in the Merger Agreement), the Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Board to change its Recommendation would be inconsistent with its fiduciary duties, or (B) an Intervening Event (as defined in the Merger Agreement), the Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Board to change its Recommendation would be inconsistent with its fiduciary duties and (ii) in the case of clause (A), terminate the Merger Agreement in connection with entry into an agreement with respect to such Superior Offer. Before the Board may change its Recommendation or terminate the Merger Agreement to accept a Superior Offer, the Company must, among other things, provide Parent with a four (4) business days’ notice and, if requested by Parent, engage in good faith negotiations with Parent to consider certain adjustments to the Merger Agreement so that the alternative acquisition proposal ceases to constitute a Superior Offer. Before the Board may change its Recommendation due to an Intervening Event, the Company must, among other things, provide Parent with four (4) business days’ notice and, if requested by Parent, engage in good faith negotiations with Parent to consider certain adjustments to the Merger Agreement so that a change in Recommendation is no longer necessary.

Parent is subject to customary “no-shop” restrictions on its ability to solicit, initiate or knowingly encourage third party proposals relating to alternative transactions or to provide information to, or engage in discussions with, a third party in relation to an alternative transaction. In the event that Parent receives an alternative acquisition proposal, Parent is required to, among other things, provide the Company confirmation (in writing) that Parent has advised (in writing) the party making such proposal that Parent and its representatives are contractually prohibited from furnishing non-public information regarding Parent to, or from engaging in discussions or negotiations with, any party regarding an alternative acquisition proposal.

In addition, Parent, as the sole stockholder of Merger Sub, has delivered to the Company a duly executed written consent adopting and approving the Merger Agreement and the Merger (the “Written Consent”) and, under the terms of the Merger Agreement, Parent may not amend, modify, terminate or rescind the Written Consent.

Termination and Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement (i) if the Merger is not consummated by December 22, 2021 (the “Termination Date”), (ii) if a governmental authority has issued a governmental order that permanently enjoins the consummation of the Merger, (iii) if the Company Stockholder Approval is not obtained at the Special Meeting or (iv) upon their mutual written consent. Each of the Company and Parent has a right to terminate the Merger Agreement if the other party has breached its representations, warranties, covenants or other agreements contained in the Merger Agreement, in each case subject to certain materiality qualifications.

At any time prior to the Company Stockholder Approval being obtained, (i) Parent may terminate the Merger Agreement upon (x) the Board making an Adverse Recommendation Change (as defined in the Merger Agreement), (y) the Company entering into any contract with respect to an alternative acquisition proposal (other than an acceptable confidentiality agreement) or (z) the Company materially breaching certain of its obligations described in the above section entitled “No Shop” (a “Triggering Event”) and (ii) the Company may terminate the Merger Agreement if (A) the Company has received a Superior Offer that did not result from a material breach by the Company of certain of its obligations described in the above section entitled “No Shop”, (B) concurrently with terminating the Merger Agreement, the Company enters into a definitive agreement with respect to such Superior Offer and (C) within two business days of such termination, the Company pays to Parent a termination fee (“Termination Fee”) of $3,500,000. The Termination Fee is also payable by the Company to Parent if Parent terminates the Merger Agreement upon a Triggering Event, unless such Triggering Event giving rise to the termination resulted from a change in Recommendation in connection with an Intervening Event.

In addition, subject to the terms and conditions of the Merger Agreement, the Termination Fee is payable by the Company to Parent if (A) (i) the Merger Agreement is terminated because the Company Stockholder Approval is not obtained or (ii) the Company is in breach of a representation, warranty, covenant or other agreement, such that it would reasonably be expected to result in the Company’s closing conditions not being satisfied as of the Closing (subject to cure periods specified in the Merger Agreement), (B) an Acquisition Proposal (as defined in the Merger Agreement) with respect to the Company is publicly announced or publicly disclosed prior to the date of the Special Meeting (and in the case of the foregoing clause (A)(i), such announcement is not withdrawn by the time of the Special Meeting) and (C) within twelve (12) months following the date of such termination of the Merger Agreement, the Company shall have entered into a definitive agreement with respect to an Acquisition Transaction (as defined in the Merger Agreement) or consummated an Acquisition Transaction.

The Company must reimburse Parent’s fees and expenses incurred in connection with the Merger (“Termination Expenses”), up to $2,000,000 (the “Expense Cap”), if the Merger Agreement is terminated as a result of (i) the Company Stockholder Approval not being obtained or (ii) the occurrence of a Triggering Event (if such Triggering Event given rise to the termination resulted from a change in Recommendation in connection with an Intervening Event that is not related to a Company Material Adverse Effect (as defined in the Merger Agreement)). In the event a Termination Fee and any Termination Expenses are both payable by the Company, the Termination Fee will be reduced by any Termination Expenses previously paid to Parent.

Parent must reimburse the Company’s fees and expenses incurred in connection with the Merger, up to the Expense Cap plus any fees and expenses incurred by the Company in connection with any cooperation by the Company with certain acts of Parent, if the Merger Agreement is terminated as a result of the Merger not being consummated by the Termination Date and, at such time, there is a required governmental approval or consent that has not been obtained or a law or order in effect that prohibits or makes illegal the Merger.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Parent, including covenants relating to obtaining the Company Stockholder Approval, indemnification of Company directors and officers, and the Company’s and Parent’s conduct of their respective businesses between the Signing Date and Closing.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein and were made solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

If the Merger is consummated, the Company Common Stock will be delisted from the NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described above, the Merger is conditioned upon the Listing, and Parent is required to use its reasonable best efforts to cause the Listing to occur.

Promptly after the Closing, Parent will issue to 210 Capital, LLC, a Delaware limited liability company (“Purchaser”), an amount of Parent Class A Common Stock equal to approximately 1.5% of the outstanding Parent Capital Stock as of the Signing Date, as a consulting fee (the “Purchaser Fee”).

Support Agreement

In connection with the execution of the Merger Agreement, certain officers and directors of the Company, as well as Purchaser with respect to the shares of Company Common Stock it acquired pursuant to the Subscription Agreement described below (each such person, a “Stockholder”, and, collectively, the “Stockholders”), who collectively hold in the aggregate, as of the Signing Date, approximately 30% of the outstanding Company Common Stock (after taking into account the issuance of the Purchased Shares pursuant to the Subscription Agreement as described below), entered into a Support Agreement (the “Support Agreement”) with Parent. Pursuant to the Support Agreement, the Stockholders have, among other things, agreed to vote all of their respective shares of Company Common Stock (i) in favor of the Merger and adoption of the Merger Agreement and any matters as to which the Company solicits proxies from stockholders in connection with consummation of the Merger and the other transactions contemplated by the Merger Agreement and (ii) against any Acquisition Proposal and any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under the Support Agreement. The Support Agreement also contains certain standstill, non-solicitation and support provisions and restricts the Stockholders from, among other activities in respect of Acquisition Proposals, soliciting any Acquisition Proposals or engaging in negotiations with any person in respect of an Acquisition Proposal. The Agreement terminates with respect to each Stockholder upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time the Support Agreement is terminated by mutual written consent of Parent and such Stockholder. A form of the Support Agreement is attached as Exhibit A to the Merger Agreement.

Subscription Agreement

In connection with the execution of the Merger Agreement, and as a condition to Parent’s willingness to enter into the Merger Agreement, on the Signing Date, the Company entered into a subscription agreement (the “Subscription Agreement”) with Purchaser. Pursuant to the Subscription Agreement, the Purchaser subscribed for and purchased, and the Company issued and sold, an aggregate of 3,909,871 shares of Company Common Stock (the “Purchased Shares”) for a purchase price of $1.85 per share, for aggregate gross proceeds to the Company of $7,233,261.35.

The Subscription Agreement terminates upon the Closing of the Merger. Pursuant to the Subscription Agreement, subject to the terms and conditions provided therein, and only upon any termination of the Merger Agreement, the Company has agreed to, within the earlier of (i) thirty (30) days following the date of such termination and (ii) December 31, 2021 (such earlier date, the “Post-Termination Date”), to increase the size of the Board in order to elect or appoint two individuals designated by the Purchaser (each, a “Designee”) to the Board for a term expiring at the subsequent year’s annual meeting of the Company’s stockholders. At such year’s annual meeting of the Company’s stockholders, the Company has agreed to nominate each Designee for election as a director with a term expiring at the subsequent annual meeting of the Company’s stockholders, subject to certain terms and conditions provided in the Subscription Agreement. On and after the Post-Termination Date, so long as the Purchaser beneficially owns at least 10% of the Company Common Stock on an as-converted basis, the Purchaser will have the right to designate two Designees as nominees for election to the Board. So long as the Purchaser beneficially owns between 5% and 10% of the Company Common Stock on an as-converted basis, the Purchaser will have the right to designate one Designee as a nominee for election to the Board.

The Purchaser and its affiliates are subject to certain standstill restrictions, including that the Purchaser and its affiliates are restricted from acquiring any additional equity securities of the Company, until the later of (i) ninety (90) days after which the Purchaser has no rights (or has irrevocably waived its rights) to appoint a Designee and (ii) the one-year anniversary of the Signing Date. Subject to limited exceptions, the Purchaser is restricted from transferring any Company Common Stock until the one-year anniversary of the Signing Date. In addition, the Purchaser is restricted from transferring Company Common Stock representing five percent (5%) or more of the voting power of the Company to one person or group of affiliated or related persons.

Upon the earlier of (i) thirty (30) days following the date of any termination of the Merger Agreement and (ii) December 31, 2021, the Purchaser will have certain customary registration rights with respect to shares of the Company Common Stock held by the Purchaser.

The representations and warranties contained in the Subscription Agreement were made only for the purposes of the Subscription Agreement as of the specific dates therein and were made solely for the benefit of the parties to the Subscription Agreement. The representations and warranties contained in the Subscription Agreement may be subject to limitations agreed upon by the parties to the Subscription Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Subscription Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Subscription Agreement. Moreover, certain representations and warranties in the Subscription Agreement may be subject to a standard of materiality provided for in the Subscription Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Pursuant to, and in accordance with, Section 1(t)(iii) of the Section 382 Tax Benefits Preservation Plan, dated as of August 21, 2019 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. (the “Rights Agent”), the Board determined that Purchaser should be permitted to become the Beneficial Owner (as defined in the Rights Agreement) of up to a number of shares equal to the amount of Purchased Shares purchased pursuant to the Subscription Agreement, such that Purchaser is an “Exempt Person” exempted from being an Acquiring Person (as defined in the Rights Agreement) with respect to such shares of Company Common Stock.

Rights Agreement Amendment

On the Signing Date, the Company and the Rights Agent entered into the First Amendment (the “Amendment”) to the Rights Agreement. Section 26 of the Rights Agreement provides that prior to the close of business on the tenth (10th) day after the Stock Acquisition Date (as defined in the Rights Agreement), the Company may supplement or amend any provision of the Rights Agreement, without the approval of any holders of the Rights (as defined in the Rights Agreement) or shares of Company Common Stock. In connection with the execution of the Merger Agreement, the Amendment amends the Rights Agreement to exempt the Merger Agreement, the Support Agreement, the Merger and the other transactions contemplated thereby from the application of the Rights Agreement.

This summary of the principal terms of the Merger Agreement, the Subscription Agreement, the Support Agreement and the Amendment is only a summary and each statement in the summary is qualified in its entirety by reference to these documents, copies of which are filed as Exhibit 2.1, Exhibit 10.1, Exhibit A within Exhibit 2.1, and Exhibit 4.1, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in the section entitled “Subscription Agreement” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

As described in Item 1.01, pursuant to the terms of the Subscription Agreement, the Company has issued and sold shares of the Company Common Stock to the Purchaser. This issuance and sale are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Purchaser represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Company Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing such shares of the Company Common Stock.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth above in the section entitled “Rights Agreement Amendment” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On March 22, 2021, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 22, 2021, the Company and Parent made available an investor presentation (the “Presentation”) and pre-recorded webcast on their respective websites, in which members of their respective management discussed the Merger (the “Webcast”). The full text of the Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the transcript for the Webcast is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company and Parent will file relevant materials with the SEC, and Parent will file a registration statement on Form S-4, which will include a proxy statement/prospectus of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be mailed to stockholders of the Company when it becomes available. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus (when available) and the other documents filed with the SEC by the Company or Parent through the SEC’s website at www.sec.gov.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Parent, Merger Sub and their directors, executive officers, other members of management and employees may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as anticipate, believe, foresee, expect, hope, intend, may, outlook, plan, project, potential, could, should, would and will and the negative of these and other similar words or expressions. Such forward-looking statements are inherently uncertain and involve substantial risks, and stockholders and other potential investors should recognize that actual results may differ materially from those expressed or implied in such statements. Many of these risks and uncertainties are unknown and/or are unable to be predicted or controlled. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the Company’s stockholders to approve the proposed merger; and the risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the SEC. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any forward-looking statement or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated March 19, 2021, by and among the Company, Parent and Merger Sub.

4.1	First Amendment to Section 382 Tax Benefits Preservation Plan, dated March 19, 2021, by and between the Company and Computershare Trust Company, N.A.

10.1*	Subscription Agreement, dated March 19, 2021, by and among the Company and Purchaser.

99.1	Joint Press Release of the Company and Parent, dated March 22, 2021.

99.2	Investor Presentation of the Company and Parent, dated March 22, 2021.

99.3	Transcript of Webcast.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021	Support.com, Inc.

	By:	/s/ Lance Rosenzweig
	Name:	Lance Rosenzweig
	Title:	President and Chief Executive Officer